THE JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
A STOCK COMPANY                                          (JOHN HANCOCK (R) LOGO)

OVERNIGHT MAILING ADDRESS:     ANNUITY SERVICE OFFICE:          HOME OFFICE
   [164 Corporate Drive            [P.O. Box 9505          Bloomfield Hills, MI
Portsmouth, NH 03801-6815]   Portsmouth, NH 03802-9505]
                                  [1-800-344-1029]

                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

   WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payments.

John Hancock Life Insurance Company (U.S.A.) will provide a guaranteed annual amount for withdrawal beginning on the Lifetime Income Date and continuing for the life of the Annuitant and any co-Annuitant. We will pay an annuity benefit beginning on the Annuity Commencement Date to the Annuitant, if living, unless otherwise directed by the Owner, in accordance with the Annuity Payments provision of this Contract. If the Annuitant dies while this Contract is in effect prior to the Annuity Commencement Date, we will pay the Contract Value to the Beneficiary upon receipt of all required claim forms and proof of death of the Annuitant at the Annuity Service Office.

                            [TEN] DAY RIGHT TO REVIEW

YOU MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR REGISTERED REPRESENTATIVE WHO SOLD IT TO YOU AT ANY TIME WITHIN [10] DAYS AFTER RECEIPT OF THE CONTRACT. DURING THE FIRST 7 DAYS OF THIS [10] DAY PERIOD, WE WILL RETURN THE GREATER OF (I) THE CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US OR (II) THE SUM OF ALL PAYMENTS. AFTER 7 DAYS, WE WILL PAY THE CONTRACT VALUE COMPUTED AT THE END OF THE VALUATION PERIOD DURING WHICH THE CONTRACT IS RECEIVED BY US. WE WILL PAY THE REFUND AMOUNT TO THE OWNER WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US.

     SIGNED FOR THE COMPANY at Boston, Massachusetts, on the Contract Date.

               DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 6.1


/s/ John DesPrez III                    /s/ Emanuel Alves
President                               Secretary

                   Flexible Payment Deferred Variable Annuity
                     Guaranteed Lifetime Withdrawal Benefit
                                Non-Participating

ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                                                      [NATIONAL]

Venture.200.08

INTRODUCTION

This is a flexible payment deferred variable annuity contract. This Contract provides that, prior to the Annuity Commencement Date, the Contract Value will accumulate on a variable basis. Subject to the provisions of the Contract, you may take withdrawals and transfer amounts among the Investment Options. If you limit withdrawals to the amounts described in the Lifetime Income Benefits provision, we guarantee that the Lifetime Income Amount will be available for withdrawal each Contract Year after the Lifetime Income Date and during the life of the Annuitant and any co-Annuitant. After the Annuity Commencement Date, Annuity Payments may be either fixed or variable, or a combination of fixed and variable.

The Contract Value will vary with the investment performance of your Investment Options.

If you select Annuity Payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Specifications Page.

TABLE OF CONTENTS                                                           PAGE
-----------------                                                           ----
SPECIFICATIONS PAGES......................................................   S.1
PART  1 - DEFINITIONS.....................................................   1.1
PART  2 - GENERAL PROVISIONS..............................................   2.1
PART  3 - OWNER, BENEFICIARY..............................................   3.1
PART  4 - PAYMENTS........................................................   4.1
PART  5 - FEES AND DEDUCTIONS.............................................   5.1
PART  6 - VARIABLE ACCOUNT PROVISIONS.....................................   6.1
PART  7 - TRANSFERS.......................................................   7.1
PART  8 - WITHDRAWAL PROVISIONS...........................................   8.1
PART  9 - LIFETIME INCOME BENEFIT.........................................   9.1
PART 10 - DISTRIBUTIONS DURING ANNUITANT'S LIFE...........................  10.1
PART 11 - DISTRIBUTIONS AFTER ANNUITANT'S DEATH...........................  11.1
PART 12 - ANNUITY PAYMENTS................................................  12.1
PART 13 - ANNUITY OPTIONS.................................................  13.1

PART 1                           DEFINITIONS
------                           -----------
WE AND YOU                       "We", "us" and "our" means the Company. "You"
                                 or "your" means the Owner of this Contract.

ACCUMULATION UNIT                A unit of measure that is used to calculate the
                                 value of the Variable Account of this Contract
                                 before the Annuity Commencement Date.

ADDITIONAL PAYMENTS              Any Payment made to us after the initial
                                 Payment.

ANNUITANT                        A person whose age and life is used to
                                 determine eligibility for the Lifetime Income
                                 Benefit and the amount and duration of Annuity
                                 Payments involving life contingencies. The
                                 Annuitant is as designated on the
                                 Specifications Page, unless changed.

ANNUITY COMMENCEMENT DATE        The date Annuity Payments begin. It is the date
                                 selected by you and specified on the
                                 Specifications Page, unless changed. This date
                                 may not be later than the Maturity Date.

ANNUITY OPTION                   The method selected by you for Annuity Payments
                                 made by us.

ANNUITY PAYMENT(S)               Payment(s) by us to you, in accordance with the
                                 Annuity Option elected under the terms of this
                                 Contract.

ANNUITY SERVICE OFFICE           Any office designated by us for the receipt of
                                 Payments and processing of Owner requests.

ANNUITY UNIT                     A unit of measure that is used after the
                                 Annuity Commencement Date to calculate Variable
                                 Annuity payments.

BENEFICIARY                      The person, persons or entity to whom certain
                                 benefits are payable following the death of the
                                 Annuitant.

BENEFIT BASE                     The Benefit Base is the total amount used for
                                 purposes of calculating guaranteed lifetime
                                 withdrawals. The Benefit Base cannot be
                                 withdrawn in a lump sum.

CO-ANNUITANT                     The second person whose age and life may be
                                 used to determine eligibility for the Lifetime
                                 Income Benefit. The co-Annuitant is designated
                                 on the Specifications Page, unless changed.
                                 Only the spouse of the Annuitant is eligible to
                                 be a co-Annuitant.

COMPANY The insurance company named on the first page of this Contract (or any successor insurance company named by endorsement to this Contract) that will pay benefits in accordance with this Contract.

CONTRACT ANNIVERSARY             The annual anniversary of the Contract
                                 beginning twelve months from the Contract Date
                                 and each year thereafter.

CONTRACT DATE                    The date of issue of this Contract as
                                 designated on the Specifications Page.

CONTRACT VALUE                   The total of your Investment Account Values.

CONTRACT YEAR                    The period of time measured twelve consecutive
                                 months from the Contract Date or any Contract
                                 Anniversary thereafter.

CONTINGENT BENEFICIARY           The person, persons or entity who becomes the
                                 Beneficiary if the Beneficiary is not alive.

ENDORSEMENT                      An Endorsement modifies the contract to which
                                 it is attached. Endorsements must be signed by
                                 an officer of the Company in order to be
                                 effective.


                                       1.1

FIXED ANNUITY                    An Annuity Option with payments which are
                                 predetermined and guaranteed as to dollar
                                 amount.

GENERAL ACCOUNT                  All the assets of the Company other than assets
                                 in separate accounts.

INTERNAL REVENUE CODE            The Internal Revenue Code of 1986, as amended
(IRC)                            from time to time, and any successor statute of
                                 similar purposes.

INVESTMENT ACCOUNT VALUE         The value of your investment in an Investment
                                 Option.

INVESTMENT OPTIONS               The investment choices available to you. The
                                 Investment Options available under this
                                 Contract are shown on the Specifications Page.
                                 When you select an Investment Option, we
                                 allocate your Contract Value to a Sub-Account
                                 of the Variable Account that invests in a
                                 corresponding Portfolio.

LIFETIME INCOME AMOUNT           The Lifetime Income Amount is the amount that
                                 is guaranteed to be available for withdrawal
                                 each Contract Year after the Lifetime Income
                                 Date and during the life of the Annuitant and
                                 any co-Annuitant while this Contract is in
                                 effect. The LIA reduces to zero upon the death
                                 of the last to die of the Annuitant and any
                                 co-Annuitant.

LIFETIME INCOME DATE             The Lifetime Income Date is the date on which
                                 the initial LIA is calculated.

LIFETIME INCOME PERCENTAGE       The percentage used to determine your Lifetime
                                 Income Amount. This percentage will be either
                                 the Single Lifetime Income Percentage or the
                                 Spousal Lifetime Income Percentage listed in
                                 the Specifications, as applicable. The
                                 applicable percentage will be determined as
                                 described in Part 9, Lifetime Income Benefit.

MATURITY DATE                    The latest date on which annuity benefits may
                                 commence. It is the date specified on the
                                 Specifications Page, unless changed.

NET PAYMENT                      The Payment less the amount of premium tax, if
                                 any, deducted from the Payment.

OWNER The person, persons or entity entitled to the ownership rights under this Contract. The Owner is as designated on the Specifications Page, unless changed.

PORTFOLIO                        The investment choices available to the
                                 Variable Account.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS              Contracts issued under Qualified Plans.

QUALIFIED PLANS                  Retirement plans which receive favorable tax
                                 treatment under sections 401, 403, 408 or 457,
                                 of the Internal Revenue Code of 1986, as
                                 amended.

RIDER A rider provides an optional benefit, which may result in an additional charge to the Contract.
                                 A rider supplements the contract to which it is attached. Riders must be signed by an officer of the Company in order to be effective.

SEPARATE ACCOUNT                 A segregated account of the Company that is not
                                 commingled with our general assets and
                                 obligations.

SUB-ACCOUNT(S)                   The Variable Account is divided into
                                 Sub-Accounts. Each Sub-Account is invested in
                                 shares of a different Portfolio.

SURRENDER VALUE                  The Contract Value on any Valuation Date, less,
                                 if applicable, any contract fees, any rider
                                 charges, and any deduction for premium taxes or
                                 similar taxes.

VALUATION DATE                   Any date on which the New York Stock Exchange
                                 is open for business and the net asset value of
                                 a Portfolio is determined.

VALUATION PERIOD                 Any period from one Valuation Date to the next,
                                 measured from the time on each such date that
                                 the net asset value of each Portfolio is
                                 determined.

VARIABLE ACCOUNT                 The Company's Separate Account as shown in the
                                 Specifications Page.


                                       1.2

VARIABLE ANNUITY                 An Annuity Option with payments which: (1) are
                                 not predetermined or guaranteed as to dollar
                                 amount; and (2) vary in relation to the
                                 investment experience of one or more specified
                                 variable Investment Options.

WITHDRAWAL AMOUNT                The amount deducted from the Contract Value
                                 when you request a withdrawal. This amount is
                                 the total of the amount paid to you plus the
                                 following, if applicable: any contract fees,
                                 any rider charges, any deduction for premium
                                 taxes or similar taxes, and any income taxes
                                 resulting from the withdrawal and withheld by
                                 us. The Withdrawal Amount may not exceed the
                                 Contract Value.


                                       1.3

PART 2                           GENERAL PROVISIONS
------                           ------------------
ENTIRE CONTRACT                  The entire Contract consists of this Contract,
                                 Endorsements and Riders, if any, and the
                                 application, if one is attached to this
                                 Contract.

                                 The benefits and values available under this Contract are not less than the minimum required by any statute of the state in which this Contract is delivered. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state in which this Contract is delivered, if required by law.

MODIFICATION                     Only the President, a Vice President, or the
                                 Secretary of the Company has authority to agree
                                 on our behalf to any alteration of the Contract
                                 or to any waiver of our rights or requirements.
                                 The change or waiver must be in writing. We
                                 will not change or modify this Contract without
                                 your consent except as may be required to make
                                 it conform to any applicable law or regulation
                                 or any ruling issued by a government agency; or
                                 unless we have reserved the right to change the
                                 terms herein.

                                 We reserve the right to make any amendments as may be necessary to comply with the applicable provisions of the IRC and regulations thereunder as in effect form time to time. Any such amendment will be subject to any necessary regulatory approvals and, where required, approval of the Owner. We will send you a copy of any amendment. We will not be responsible for any adverse tax consequences resulting form the Owner's rejection of any such amendment.

CHANGE IN ANNUITY COMMENCEMENT   Prior to the Annuity Commencement Date, an
DATE                             Owner may request in writing a change of the
                                 Annuity Commencement Date. Any extension of the
                                 Annuity Commencement Date beyond the Maturity
                                 Date will be subject to our prior approval and
                                 any applicable law or regulation then in
                                 effect.

ASSIGNMENT                       This Contract is subject to assignment
                                 restrictions for Federal Income Tax purposes.
                                 It is established for the exclusive benefit of
                                 the Annuitant and his or her Beneficiaries. It
                                 shall not be sold, assigned, discounted, or
                                 pledged as collateral for a loan or as security
                                 for the performance of an obligation or for any
                                 other purpose, to any person other than us.

CLAIMS OF CREDITORS              All benefits and payments under this Contract
                                 shall be exempt from the claims of creditors to
                                 the extent permitted by law.

MISSTATEMENT AND PROOF OF AGE,   We may require proof of age, sex or survival of
SEX OR SURVIVAL                  any person upon whose age, sex or survival any
                                 Lifetime Income Benefit, Annuity Payments or
                                 other benefits provided by this Contract or any
                                 Rider attached thereto depend. If the age or
                                 sex of the Annuitant or any co-Annuitant has
                                 been misstated, the benefits will be those
                                 which would have been provided for the correct
                                 age and sex. If we have made incorrect benefit
                                 payments, we will immediately pay the amount of
                                 any underpayment. We will deduct the amount of
                                 any overpayment from future benefit payments.

ADDITION, DELETION OR            We reserve the right, subject to compliance
SUBSTITUTION OF INVESTMENT       with applicable law, to make additions to,
OPTIONS                          deletions from, or substitutions for the
                                 Portfolio shares that are held by the Variable
                                 Account or that the Variable Account may
                                 purchase. We reserve the right to eliminate the
                                 shares of any of the eligible Portfolios and to
                                 substitute shares of another Portfolio. We will
                                 not substitute any shares attributable to your
                                 interest in a Sub-Account without notice to you
                                 and prior approval of the Securities and
                                 Exchange Commission to the extent required by
                                 the Investment Company Act of 1940. Nothing
                                 contained herein shall prevent the Variable
                                 Account from purchasing other securities for
                                 other series or classes of contracts, or from
                                 effecting a conversion between shares of
                                 another open-end investment company.


                                       2.1

                                 We reserve the right, subject to compliance with applicable law, to establish additional
                                 Sub-Accounts which would invest in shares of a new Portfolio. We also reserve the right to eliminate existing Sub-Accounts, to combine
                                 Sub-Accounts or to transfer assets in a
                                 Sub-Account to another Separate Account
                                 established by us or an affiliated company. In the event of any such substitution or change, we may, by appropriate endorsement, make such changes in this and other Contracts as may be necessary or appropriate to reflect such substitutions or change. If deemed by us to be in the best interests of persons having voting rights under the Contracts, the Variable
                                 Account may be operated as a management company under the Investment Company Act of 1940 or it may be de-registered under such Act in the event such registration is no longer required.

NON-PARTICIPATING                Your Contract is non-participating and will not
                                 share in our profits or surplus earnings. We
                                 will pay no dividends on your Contract.

REPORTS We will send you reports containing information required by the Investment Company Act of 1940 and applicable state law at least annually without charge. We will provide annual calendar year reports concerning the status of the Contract and such information concerning required minimum distributions as is prescribed by the Commissioner of Internal Revenue.

INSULATION                       The portion of the assets of the Variable
                                 Account equal to the reserves and other
                                 contract liabilities with respect to such
                                 account are not chargeable with liabilities
                                 arising out of any other business we may
                                 conduct. Moreover, the income, gains and
                                 losses, realized or unrealized, from assets
                                 allocated to the Variable Account shall be
                                 credited to or charged against such account
                                 without regard to our other income, gains or
                                 losses.

CURRENCY AND PLACE OF PAYMENTS   All payments made to or by us shall be made in
                                 the lawful currency of the United States of
                                 America at the Annuity Service Office or
                                 elsewhere if we consent.

NOTICES AND ELECTIONS            To be effective, all notices and elections you
                                 make under this Contract must be in writing,
                                 signed by you and received by us at the Annuity
                                 Service Office. Unless otherwise provided in
                                 this Contract, all notices, requests and
                                 elections will be effective when received by us
                                 at our Annuity Service Office, complete with
                                 all necessary information and your signature.

GOVERNING LAW                    This Contract will be governed by the laws of
                                 the jurisdiction indicated on the
                                 Specifications Page.


                                       2.2

PART 3                           OWNER, BENEFICIARY
------                           ------------------
OWNER                            The Owner must be one natural person who is the
                                 sole Owner of the Contract and the Annuitant,
                                 or a Trust established for the exclusive
                                 benefit of the Annuitant or his or her
                                 Beneficiaries. The contract is established for
                                 the exclusive benefit of the Annuitant or his
                                 or her beneficiaries.

BENEFICIARY                      The Beneficiary is as designated on the
                                 Specifications Page, unless changed. However,
                                 if there is a co-Annuitant, that person will be
                                 treated as the Beneficiary upon death of the
                                 Annuitant. If no such Beneficiary is living,
                                 the Beneficiary is the Contingent Beneficiary.
                                 If no Beneficiary or Contingent Beneficiary is
                                 living, the Beneficiary is the estate of the
                                 deceased Annuitant.

CHANGE OF OWNER,                 Except as permitted under the Death Before
ANNUITANT, BENEFICIARY           Maturity Date provision, and otherwise
                                 permitted under applicable federal tax law,
                                 neither the Owner nor the Annuitant may be
                                 changed. A co-Annuitant may be added or removed
                                 from the Contract prior to the first withdrawal
                                 after the Lifetime Income Date, but no such
                                 change of co-Annuitant is permitted after that
                                 withdrawal and prior to the Annuity
                                 Commencement Date. Only the spouse of the
                                 Annuitant is eligible to be named as a
                                 co-Annuitant.

                                 Subject to the right of an irrevocable
                                 Beneficiary, you may change the Beneficiary by written request in a form acceptable to us and which is received at our Annuity Service
                                 Office. Any change must be approved by us. If approved, any change of Beneficiary will take effect on the date the request is signed. We will not be liable for any payments or actions we take before the change is approved.


                                       3.1

PART 4                           PAYMENTS
------                           --------
GENERAL                          The Contract is not effective until Payment is
                                 received by us at our Annuity Service Office or
                                 such other place designated by us. All Payments
                                 under this Contract are payable at our Annuity
                                 Service Office or such other place as we may
                                 designate. Payment Limits are identified on the
                                 Specifications Page.

ALLOCATION OF NET PAYMENTS       When we receive Payments, the Net Payments will
                                 be allocated among Investment Options in
                                 accordance with the allocation percentages
                                 shown on the Specifications Page. You may
                                 change the allocation of subsequent Net
                                 Payments at any time, without charge, by giving
                                 us written notice in a form acceptable to us.


                                       4.1

PART 5                           FEES AND DEDUCTIONS
------                           -------------------
CONTRACT ASSET FEE               To compensate us for assuming certain
                                 administration expenses, expense risks and
                                 mortality risks, we deduct from each variable
                                 Investment Option a fee each Valuation Period
                                 at an annual rate set forth on the
                                 Specifications Page. A portion of this Asset
                                 Fee may also be used to reimburse us for
                                 distribution expenses. This fee is reflected in
                                 the Net Investment Factor used to determine the
                                 value of Accumulation Units and Annuity Units
                                 of the Contract.

ANNUAL CONTRACT FEE              To compensate us for assuming certain
                                 administrative expenses, we charge an Annual
                                 Contract Fee as set forth on the Specifications
                                 Page. Prior to the Annuity Commencement Date,
                                 the Annual Contract Fee is deducted on each
                                 Contract Anniversary. We withdraw the Annual
                                 Contract Fee from each Investment Option in the
                                 same proportion that the Investment Account
                                 Value of each Investment Option bears to the
                                 Contract Value.

                                 After the Annuity Commencement Date, we deduct the Annual Contract Fee on a pro rata basis from each Annuity Payment.

LIFETIME INCOME BENEFIT FEE      To compensate us for assuming risks associated
                                 with the Lifetime Income Benefit, we charge an
                                 annual Lifetime Income Benefit Fee. The
                                 Lifetime Income Benefit Fee is deducted on each
                                 Contract Anniversary. This fee is withdrawn
                                 from each Investment Option in the same
                                 proportion that the Investment Account Value of
                                 each Investment Option bears to the Contract
                                 Value. The amount of the fee is equal to the
                                 Lifetime Income Benefit Fee Percentage, shown
                                 in the Specifications, multiplied by the
                                 "Adjusted Benefit Base." The Adjusted Benefit
                                 Base is the Benefit Base that was available on
                                 the prior Contract Anniversary adjusted for
                                 Additional Payments applied to the Benefit Base
                                 during the Contract Year prior to the current
                                 Contract Anniversary.

                                 The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase. The fee will not be deducted after the Maturity Date if an Annuity Option has commenced.

                                 The initial Lifetime Income Benefit Fee
                                 Percentage is shown in the Specifications. We reserve the right to increase the Lifetime
                                 Income Benefit Fee Percentage on the effective date of each Step-Up. In such a situation, the percentage will never exceed the Maximum
                                 Lifetime Income Benefit Fee Percentage, shown in the Specifications.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit, withdrawals, or Annuity Payments, as appropriate. Such taxes may include premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable
                                 Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of Annuity
                                 Payments under this Contract.


                                       5.1

PART 6                           VARIABLE ACCOUNT PROVISIONS
------                           ---------------------------
INVESTMENT ACCOUNT VALUE         The Investment Account Value of an Investment
                                 Option is determined by multiplying (a) times
                                 (b) where:

                                 (a)  equals the number of Accumulation Units
                                      credited to the Investment Option; and,

                                 (b)  equals the appropriate Accumulation Unit
                                      Value.

ACCUMULATION UNITS               We will credit Net Payments to your Investment
                                 Options in the form of Accumulation Units. The
                                 number of Accumulation Units we will credit to
                                 each Investment Option will be determined by
                                 dividing the Net Payment allocated to that
                                 Investment Option by the Accumulation Unit
                                 Value for that Investment Option.

                                 Accumulation Units will be adjusted for any transfers and will be canceled on payment of a death benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

ACCUMULATION UNIT VALUE          We will determine the Accumulation Unit Value
                                 for a particular Investment Option for any
                                 Valuation Period by multiplying the
                                 Accumulation Unit Value for the immediately
                                 preceding Valuation Period by the net
                                 investment factor for the corresponding
                                 Sub-Account for the Valuation Period for which
                                 the value is being determined. The Accumulation
                                 Unit Value may increase, decrease or remain the
                                 same from one Valuation Period to the next.

NET INVESTMENT FACTOR            The net investment factor is an index that
                                 measures the investment performance of a
                                 Sub-Account from one Valuation Period to the
                                 next. The net investment factor for any
                                 Valuation Period is determined by dividing (a)
                                 by (b) and subtracting (c) from the result
                                 where:

                                 (a)  is the net result of:

                                           1)   the net asset value per share of
                                                a Portfolio share held in the
                                                Sub-Account determined as of the
                                                end of the current Valuation
                                                Period, plus:

                                           2)   the per share amount of any
                                                dividend or capital gain
                                                distributions made by the
                                                Portfolio on shares held in the
                                                Sub-Account if the ex-dividend
                                                date occurs during the current
                                                Valuation Period, and

                                 (b)  is the net asset value per share of a
                                      Portfolio share held in the Sub-Account
                                      determined as of the end of the
                                      immediately preceding Valuation Period,
                                      and

                                 (c)  is the Contract Asset Fee shown on the
                                      Specifications Page.

                                 The net investment factor may be greater or less than, or equal to, one.


                                       6.1

PART 7                           TRANSFERS
------                           ---------
TRANSFERS BEFORE MATURITY DATE   Before the Maturity Date or the Annuity
                                 Commencement Date, if earlier, you may transfer
                                 amounts among Investment Options of the
                                 Contract. Amounts will be canceled from the
                                 Investment Options from which amounts are
                                 transferred and credited to the Investment
                                 Options to which amounts are transferred. We
                                 will effect such transfers so that the Contract
                                 Value on the date of transfer will not be
                                 affected by the transfer.

TRANSFERS ON OR AFTER MATURITY   Once variable Annuity Payments have begun, you
DATE                             may transfer all or part of the investment upon
                                 which your variable Annuity Payments are based
                                 from one Investment Option to another. To do
                                 this, we will convert variable Annuity Units
                                 you hold in the Investment Option from which
                                 you are transferring to variable Annuity Units
                                 of the Investment Option to which you are
                                 transferring. We will determine the number of
                                 Annuity Units to transfer so that if the next
                                 Annuity Payment were made at that time, it
                                 would be the same amount that it would have
                                 been without the transfer. You must give us
                                 notice at least 30 days before the due date of
                                 the first variable Annuity Payment to which the
                                 transfer will apply. Transfer charges and
                                 limitations are identified on the
                                 Specifications Page.

                                 After the Annuity Commencement Date, transfers will not be allowed from a fixed to a variable
                                 Annuity Option, or from a variable to a fixed
                                 Annuity Option.

DEFERRAL, MODIFICATION OR        We reserve the right to defer, modify or
TERMINATION OF TRANSFER          terminate the transfer privilege at any time
PRIVILEGE                        that we are unable to purchase or redeem shares
                                 of the Portfolios or when a portfolio requires
                                 us to impose restrictions due to violation of
                                 its short term trading policy. Transfer charges
                                 and limitations are identified on the
                                 Specifications Page and in the Suspension of
                                 Payments provision in the Withdrawals
                                 Provisions section.


                                       7.1

PART 8                           WITHDRAWAL PROVISIONS
------                           ---------------------
PAYMENTS OF WITHDRAWALS          You may withdraw part or all of the Surrender
                                 Value, at any time before the earlier of the
                                 death of the Annuitant, the Annuity
                                 Commencement Date or the Maturity Date, by
                                 sending us a written request. We will pay all
                                 withdrawals within seven days of receipt at the
                                 Annuity Service Office subject to postponement
                                 in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS           We may defer the right of withdrawal from, or
                                 postpone the date of payments from, the
                                 variable Investment Options for any period
                                 when: (1) the New York Stock Exchange is closed
                                 (other than customary weekend and holiday
                                 closings); (2) trading on the New York Stock
                                 Exchange is restricted; (3) an emergency exists
                                 as a result of which disposal of securities
                                 held in the Variable Account is not reasonably
                                 practicable or it is not reasonably practicable
                                 to determine the value of the Variable
                                 Account's net assets; or (4) the Securities and
                                 Exchange Commission, by order, so permits for
                                 the protection of security holders; provided
                                 that applicable rules and regulations of the
                                 Securities and Exchange Commission shall govern
                                 as to whether the conditions described in (2)
                                 and (3) exist.

TOTAL WITHDRAWAL                 Upon receipt of your request to withdraw the
                                 entire Contract Value, we will terminate the
                                 Contract and pay you the Surrender Value.

                                 At the time of the total withdrawal, we will deduct the total amount of the Annual Contract
                                 Fee from the Contract Value in determining the Surrender Value. We will also deduct a pro rata share of the Lifetime Income Benefit Fee. A pro rata share of the fee is equal to the Lifetime
                                 Income Benefit Fee Percentage, shown in the
                                 Specifications, multiplied by the Adjusted
                                 Benefit Base, and then multiplied by the number of days that have elapsed since the previous
                                 Contract Anniversary and divided by 365. For purposes of determining the Lifetime Income
                                 Benefit Fee, a total Withdrawal will be deemed to have been taken on the date the Death
                                 Benefit is determined and once an Annuity
                                 Option has been elected.

PARTIAL WITHDRAWAL               If you request to withdraw an amount less than
                                 the Surrender Value, we will pay you the amount
                                 requested and deduct the Withdrawal Amount from
                                 the Contract Value. Unless you specify the
                                 amount to be withdrawn from each Investment
                                 Option, the Withdrawal Amount will be withdrawn
                                 from each Investment Option on a pro rata
                                 basis.

                                 Any withdrawals prior to the Lifetime Income
                                 Date, or withdrawals after the Lifetime Income
                                 Date that exceed the Lifetime Income Amount, may reduce the Lifetime Income Benefit.

FREQUENCY OF PARTIAL             You may make as many partial withdrawals as you
WITHDRAWALS                      wish.


                                       8.1

PART 9                           LIFETIME INCOME BENEFIT
------                           -----------------------
GENERAL                          This benefit guarantees that each Contract Year
                                 after the Lifetime Income Date and during the
                                 life of the Annuitant and any co-Annuitant you
                                 may take Withdrawals up to an amount equal to
                                 the Lifetime Income Amount (LIA), even if your
                                 Contract Value reduces to zero. The LIA is
                                 described below in the "Lifetime Income Amount
                                 (LIA)" provision.

                                 The Lifetime Income Date is the Contract
                                 Anniversary on or after the later of (a) the date the younger of the Annuitant or any co-Annuitant reaches the Lifetime Income Age or
                                 (b) the Minimum Holding Period Expiration. We reserve the right to establish a new Minimum
                                 Holding Period equal to the Minimum Holding
                                 Period Duration listed in the Specifications, if Additional Payments in any Contract Year prior to the Lifetime Income Date exceed the Benefit Base multiplied by the Payment Limit
                                 Percentage.

BENEFIT BASE - INITIAL           The initial Benefit Base equals the greater of
                                 the Initial Payment or the Benefit Base
                                 Percentage multiplied by the Transferred
                                 Benefit Base. The Benefit Base is available
                                 only for the purpose of the Lifetime Income
                                 Benefit. It can not be withdrawn as a lump sum.

BENEFIT BASE - IMPACT OF         Each time an Additional Payment is received
ADDITIONAL PAYMENTS              prior to the Lifetime Income Date, the Benefit
                                 Base will increase by the amount of that
                                 Additional Payment. After the Lifetime Income
                                 Date, an increase to the Benefit Base due to an
                                 Additional Payment is determined as follows:

                                      (a)  If there have been no Additional
                                           Payments, Step-Ups or reductions of
                                           the Benefit Base since the Lifetime
                                           Income Date, then all Withdrawals
                                           since the Lifetime Income Date will
                                           be deducted from the Additional
                                           Payment. Any Additional Payment
                                           remaining after that deduction will
                                           be applied to the Benefit Base.

                                      (b)  If the Benefit Base has been
                                           increased due to Additional Payments
                                           or Step-Ups, or has been decreased
                                           due to a withdrawal in excess of the
                                           LIA, then the current Additional
                                           Payment will be reduced by
                                           Withdrawals less the amount of
                                           Additional Payments that have not
                                           adjusted the Benefit Base. The
                                           Withdrawals and Additional Payments
                                           that have not adjusted the Benefit
                                           Base are determined beginning with
                                           the most recent (i) increase in
                                           Benefit Base by an Additional
                                           Payment, or (ii) Step-Up, or (iii)
                                           decrease of the Benefit Base. Any
                                           amount of the current Additional
                                           Payment remaining after the reduction
                                           will be applied to the Benefit Base.

BENEFIT BASE - IMPACT OF         If the Contract Value on any Step-Up Date is
STEP-UPS                         greater than the Benefit Base on that date, the
                                 Benefit Base will automatically Step-Up to an
                                 amount equal to the Contract Value on that
                                 Step-Up Date. If the Lifetime Income Benefit
                                 Fee Percentage would increase as a result of a
                                 Step-Up, you will receive advance notice of the
                                 increase and be given the opportunity to
                                 decline the automatic Step-Up. If we increase
                                 the fee and you decline an automatic Step-Up,
                                 you will have the option to elect to Step-Up
                                 within 30 days following any subsequent Step-Up
                                 Date and this election will resume automatic
                                 Step-Ups.


                                       9.1

BENEFIT BASE - IMPACT OF         Prior to the Lifetime Income Date, the Benefit
WITHDRAWALS                      Base will decrease as a result of any
                                 Withdrawals. The amount deducted in connection
                                 with the Withdrawal will be equal to (i) times
                                 (ii), where (i) is equal to the Benefit Base
                                 prior to the withdrawal, and (ii) is equal to
                                 the amount of the partial withdrawal divided by
                                 the Contract Value prior to the partial
                                 withdrawal.

                                 Beginning on the Lifetime Income Date, the
                                 Benefit Base will not reduce if total
                                 Withdrawals during a Contract Year are less than or equal to the LIA.

                                 If a Withdrawal causes total Withdrawals during a Contract Year to exceed the LIA or if total
                                 Withdrawals during a Contract Year already exceeded the LIA, then the Benefit Base will be decreased as a result of the Withdrawal. The amount deducted in connection with the Withdrawal will be equal to (i) times (ii), where (i) is equal to the Benefit Base prior to the withdrawal, and (ii) is equal to the amount of the partial withdrawal divided by the Contract Value prior to the partial withdrawal.

                                 Notwithstanding the discussion above, the
                                 Benefit Base will not be reduced when all Withdrawals during the Contract Year are Life
                                 Expectancy Distributions elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Contract year. (See the "Life Expectancy Distributions" provision.)

LIFETIME INCOME AMOUNT (LIA)     The initial LIA will be determined at the time
                                 of the first withdrawal on or after the
                                 Lifetime Income Date. The initial LIA is equal
                                 to the Lifetime Income Percentage multiplied by
                                 the Benefit Base on the date of that
                                 withdrawal. If there is no co-Annuitant on the
                                 Contract when the initial LIA is determined,
                                 the Lifetime Income Percentage will be set to
                                 the Single Lifetime Income Percentage listed in
                                 the Specifications. If there is a co-Annuitant
                                 when the initial LIA is determined, the
                                 Lifetime Income Percentage will be set to the
                                 Spousal Lifetime Income Percentage listed in
                                 the Specifications.

                                 Each time the Benefit Base is changed after the Lifetime Income Date, then the new LIA will equal the Lifetime Income Percentage multiplied by the new Benefit Base.

LIFE EXPECTANCY DISTRIBUTIONS    For purposes of this benefit, Life Expectancy
                                 Distributions are distributions within a
                                 calendar year that:

                                      (a)  are part of a series of substantially
                                           equal periodic payments over the
                                           Annuitant's Life Expectancy (or, if
                                           applicable, the joint Life Expectancy
                                           of the Annuitant and the Annuitant's
                                           spouse); and are paid to the Owner as
                                           required or contemplated by Code
                                           Section 401(a)(9), Section 408(b)(3),
                                           or Section 408A(c), as the case may
                                           be ("Qualified Death Benefit Stretch
                                           Distributions" and "Required Minimum
                                           Distributions"); and

                                      (b)  are the Contract's proportional share
                                           of all such distributions as
                                           determined by the Company and based
                                           on the Company's understanding of the
                                           Code.

                                 For purposes of this "Life Expectancy
                                 Distributions" provision, references to Owner or Annuitant also include the Beneficiary, as applicable.

                                 We reserve the right to make any changes necessary to comply with the Code and Treasury
                                 Regulations.


                                       9.2

SETTLEMENT PHASE                 The Contract will enter its Settlement Phase if
                                 the Contract Value reduces to zero, Withdrawals
                                 during the Contract Year do not exceed the LIA,
                                 and the Benefit Base is still greater than
                                 zero. When the Contract enters its Settlement
                                 Phase the Lifetime Income Benefit will
                                 continue, however all other rights and benefits
                                 under the Contract, including death benefits,
                                 will terminate and additional Payments will not
                                 be accepted.

                                 You will automatically receive settlement payments equal to the LIA each Contract Year of the Settlement Phase during the life of the Annuitant and any co-Annuitant. If the Settlement Phase is entered prior to the Lifetime Income Date, then settlement payments will begin on or after the Lifetime Income
                                 Date. The settlement payments will be paid no less frequently than annually.

                                 The Lifetime Income Benefit Fee will not be deducted during the Settlement Phase.

                                 If the last of the Annuitant and any
                                 co-Annuitant dies during the Settlement Phase, then the Lifetime Income Benefit terminates and no additional settlement payments will be paid.


                                       9.3

PART 10                          DISTRIBUTIONS DURING ANNUITANT'S LIFE
-------                          -------------------------------------
GENERAL                          Notwithstanding any provision of this Contract
                                 to the contrary, the distribution of the
                                 Annuitant's interest in the Contract shall be
                                 made in accordance with the requirements of IRC
                                 Sections 401(a)(9) and 408(b)(3) and the
                                 regulations thereunder, the provisions of which
                                 are herein incorporated by reference. If
                                 distributions are not made in the form of an
                                 annuity on an irrevocable basis (except for
                                 acceleration), then distribution of the
                                 interest in the Contract, as described below,
                                 must satisfy the requirements of IRC Section
                                 408(a)(6) and the regulations thereunder,
                                 rather than this Part and paragraphs (c) and
                                 (d) of Part 11 of this Contract. The required
                                 minimum distribution for this Contract may be
                                 withdrawn from another Individual Retirement
                                 Account in accordance with Q&A-9 of Section
                                 1.408-8 of the Income Tax Regulations.

                                 There is no required distribution during the life of the Annuitant if this Contract is issued as a Roth IRA as indicated in the Type of Contract on the Specifications Page.

INTEREST IN THE CONTRACT         Unless otherwise provided under applicable
                                 federal tax law, the "interest" in the Contract
                                 includes the amount of any outstanding
                                 rollover, transfer, and recharacterization
                                 under Q&As-7 and -8 of Section 1.408-8 of the
                                 Income Tax Regulations. Also, prior to the date
                                 that annuity payments commence on an
                                 irrevocable basis (except for acceleration),
                                 the "interest" in the Contract includes the
                                 actuarial value of any other benefits provided
                                 under the Contract, such as guaranteed death
                                 benefits or the Lifetime Income Benefit.

REQUIRED BEGINNING DATE          The "required beginning date" means April 1 of
                                 the calendar year following the calendar year
                                 in which the Annuitant attains age 70 1/2, or
                                 such later date provided by applicable tax law.

DISTRIBUTIONS                    Unless otherwise permitted under applicable
                                 federal tax law, the entire interest will
                                 commence to be distributed no later than the
                                 required beginning date over (i) the life of
                                 the Annuitant or the lives of the Annuitant and
                                 his or her designated beneficiary (within the
                                 meaning of IRC Section 401(a)(9)), or (ii) a
                                 period certain not extending beyond the life
                                 expectancy of the Annuitant, or joint life and
                                 last survivor expectancy of the Annuitant and
                                 his or her designated beneficiary.

                                 If the interest in the Contract is to be distributed over a period greater than one year, the amount to be distributed by December
                                 31 of each year (including the year in which the required beginning date occurs) shall be determined in accordance with the requirements of IRC Section 401(a)(9) and the regulations thereunder. Payments must be made in periodic payments at intervals of no longer than one year. Unless otherwise provided by applicable federal tax law, payments must be either nonincreasing or they may increase only as provided in Q&As-1 and -4 of Section
                                 1.401(a)(9)-6 of the Income Tax Regulations. In addition, any distribution must satisfy the incidental benefit requirements specified in
                                 Q&A-2 of Section 1.401(a)(9)-6.

                                 The distribution periods described above cannot exceed the periods specified in Section
                                 1.401(a)(9)-6 of the Income Tax Regulations
                                 (except as otherwise provided by applicable federal tax law).

                                 If annuity payments commence on or before the required beginning date, the first required payment can be made as late as the required beginning date and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.


                                      10.1

PART 11                          DISTRIBUTIONS AFTER ANNUITANT'S DEATH
-------                          -------------------------------------
DEATH BEFORE MATURITY DATE       If the Annuitant dies prior to the Maturity
                                 Date or Annuity Commencement Date, if earlier,
                                 the interest in the Contract will be
                                 distributed as follows. Written notice and
                                 proof of death and all required claim forms
                                 must be received at the Company's Annuity
                                 Service Office prior to any distribution.

                                 The Contract Value may be withdrawn by the Beneficiary in one sum immediately, in which case the Contract will terminate. If the Contract Value is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                                 (a)  The Beneficiary becomes the Owner.

                                 (b) No additional Payments may be applied to the Contract.

                                 (c)  If the Beneficiary is not the deceased
                                      Annuitant's spouse, the Lifetime Income
                                      Benefit will no longer be available and
                                      the entire interest in the Contract must be distributed under one of the following options:

                                      (i)  The entire interest in the Contract
                                           must be distributed over the life of
                                           the Beneficiary, or over a period not
                                           extending beyond the life expectancy
                                           of the Beneficiary, with
                                           distributions beginning by the end of
                                           the calendar year following the
                                           calendar year of the Annuitant's
                                           death; or

                                      (ii) the entire interest in the Contract
                                           must be distributed by the end of the
                                           calendar year containing the fifth
                                           anniversary of the Annuitant's Death,
                                           or.

                                      (iii) the entire interest in the Contract
                                           must be distributed as Annuity
                                           Payments under one of the options
                                           described in the Annuity Options
                                           section.

                                      An irrevocable election of the method of distribution must be made no later than the end of the calendar year immediately following the calendar year in which the Annuitant died. If no election is made, the interest in the Contract will be distributed as described in (ii) above.

                                      The life expectancy of the beneficiary is determined using the age of the Beneficiary as of his or her birthday in the year following the year of the Annuitant's death.

                                      If the Beneficiary dies before the
                                      distributions required by (i) or (ii) are complete, the entire remaining Contract
                                      Value must be distributed at least as
                                      rapidly as under the distribution option chosen.

                                 (d)  The following options apply if the sole
                                      Beneficiary is the Annuitant's spouse.

                                      If the sole Beneficiary is the deceased
                                      Annuitant's spouse and is the
                                      co-Annuitant, the surviving spouse may
                                      elect to continue the Contract as the new
                                      Owner/Annuitant, the Lifetime Income
                                      Benefit will be available during the life of the surviving spouse, and the Lifetime
                                      Income Percentage will be set to the
                                      Spousal Lifetime Income Percentage listed in the Specifications.

                                      If the Annuitant dies prior to the first withdrawal on or after the Lifetime Income
                                      Date and the sole Beneficiary is the
                                      deceased Annuitant's spouse but is not the co-Annuitant, the surviving spouse may elect to continue the Contract as the new
                                      Owner/Annuitant, the Lifetime Income
                                      Benefit will be available during the life of the surviving spouse, and the Lifetime
                                      Income Percentage will be set to the
                                      Spousal Lifetime Income Percentage listed in the Specifications.


                                      11.1

                                      If the Annuitant dies after the first
                                      withdrawal on or after the Lifetime Income
                                      Date and the sole Beneficiary is the
                                      deceased Annuitant's spouse, but is not
                                      the co-Annuitant, the surviving spouse may elect to continue the Contract as the new
                                      Owner/Annuitant but the Lifetime Income
                                      Benefit will no longer be available.

                                      The surviving spouse may name a new
                                      Beneficiary (and, if no Beneficiary is so named, the surviving spouse's estate will be the Beneficiary).

                                      The spouse may also elect distributions
                                      under one of the following options:

                                      (i)  the entire interest in the Contract
                                           may be distributed over the life of
                                           the Beneficiary, or over a period not
                                           extending beyond the life expectancy
                                           of the Beneficiary, with
                                           distributions beginning by the end of
                                           the calendar year following the
                                           calendar year of the Annuitant's
                                           death (or by the end of the calendar
                                           year in which the Annuitant would
                                           have attained age 70 1/2, if later);
                                           or

                                      (ii) the entire interest in the Contract
                                           may be distributed by the end of the
                                           calendar year containing the fifth
                                           anniversary of the Annuitant's Death;
                                           or

                                      (iii) as Annuity Payments under one of the
                                           options described in the Annuity
                                           Options section.

                                      Such election must be made no later than the earlier of the date distributions are scheduled to begin under (i) above or December 31 of the year containing the fifth anniversary of the Annuitant's death. If no election is made, the entire interest in the Contract will be distributed as described in (ii) above.

                                      If the surviving spouse dies before
                                      required distributions commence, the
                                      remaining interest will be distributed,
                                      starting by the end of the calendar year following the calendar year of the spouse's death, over the designated beneficiary's life expectancy determined using the beneficiary's ages as of his or her birthday in the year following the death of the spouse. If elected, the interest may be distributed as described in (ii) above.

                                 If there is no beneficiary, the entire interest in the Contract will be distributed by the end of the calendar year containing the fifth anniversary of the Annuitant's death.

                                 Life expectancies are determined using the Single Life Table in Q&A-1 of Section
                                 1.401(a)(9)-9 of the Income Tax Regulations. If distributions are made to a surviving spouse as the sole designated beneficiary, such spouse's life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year distributions must begin, reduced by 1 for each subsequent year.

                                 We will permit the Owner to limit the option(s) offered to any named Beneficiary, if the Owner provides written notice to the Company prior to death and the desired option(s) is one provided for in this Contract and it satisfies the applicable requirements of IRC Sections
                                 401(a)(9) and 408(b)(3) and the regulations thereunder.

                                 If the Annuitant dies after required
                                 distributions commence, the remaining portion of his or her interest in the Contract, if any, will be distributed at least as rapidly as under the distribution option chosen.

                                 If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary, to the extent of that Beneficiary's share.


                                      11.2

DEATH BENEFIT ON OR AFTER        If Annuity Payments have been selected based on
MATURITY DATE                    an Annuity Option providing for payments for a
                                 guaranteed period, and the Annuitant dies on or
                                 after the Annuity Commencement Date, we will
                                 make the remaining guaranteed payments to the
                                 Beneficiary. Any remaining payments will be
                                 made at least as rapidly as under the method of
                                 distribution being used as of the date of the
                                 Annuitant's death. If no Beneficiary is living,
                                 we will commute any unpaid guaranteed payments
                                 to a single sum (on the basis of the interest
                                 rate used in determining the payments) and pay
                                 that single sum to the estate of the last to
                                 die of the Annuitant and the Beneficiary.

PROOF OF DEATH                   We will require Proof of death upon the death
                                 of the Annuitant or the Owner. Proof of death
                                 is one of the following received at the Annuity
                                 Service Office:

                                 (a)  A certified copy of a death certificate.

                                 (b) A certified copy of a decree of a court of competent jurisdiction as to the finding of death.

                                 (c)  Any other proof satisfactory to us.


                                      11.3

PART 12                          ANNUITY PAYMENTS
-------                          ----------------
GENERAL                          Benefits payable under this Contract may be
                                 applied in accordance with one or more of the
                                 Annuity Options described below, subject to any
                                 restrictions of Internal Revenue Code sections
                                 401(a)(9) and 408(b)(3). If guaranteed payments
                                 are to be made, the period over which the
                                 guaranteed payments are made may not exceed the
                                 period permitted under Section 1.401(a)(9)-6 of
                                 the Income Tax Regulations. Once Annuity
                                 Payments commence, the Annuity Option may not
                                 be changed.

                                 We will send you information about Annuity
                                 Options before the Annuity Commencement Date.
                                 If by the Maturity Date, you do not choose an Annuity Option, make a total Withdrawal of the Surrender Value, or ask us to change the Maturity Date, we will automatically pay you
                                 Annuity Payments under the Annuity Option shown in the Specifications Page and the Annuity
                                 Commencement Date is considered to be the Maturity Date. You can change the Annuity
                                 Option at any time before Annuity Payments commence.

                                 You may select a Fixed or Variable Annuity. We will provide variable Annuity Payments unless otherwise elected. Once Annuity Payments commence, the Annuity Option may not be changed.

                                 The method used to calculate the amount of the initial and subsequent Annuity Payments is described below.

                                 If the monthly income is less than $20, we may pay the greater of the Contract Value or the commuted value of the Lifetime Income Benefit in one lump sum on the Maturity Date, or the Annuity Commencement Date if earlier.

VARIABLE ANNUITY PAYMENTS        We will determine the amount of the first
                                 Variable Annuity Payment by applying the
                                 portion of the Contract Value used to effect a
                                 Variable Annuity (minus any applicable premium
                                 taxes) to the Annuity Option elected based on
                                 the mortality table and assumed interest rate
                                 shown in the Specifications Page. We will
                                 provide a table of the annuity factors upon
                                 request. If the current rates in use by us on
                                 the Annuity Commencement Date are more
                                 favorable to you, we will use the current
                                 rates. The portion of the Contract Value used
                                 to effect a Variable Annuity will be measured
                                 as of a date not more than 10 business days
                                 prior to the Annuity Commencement Date.

                                 Subsequent payments will be based on the investment performance of the Investment
                                 Options you elected. The amount of each
                                 subsequent variable annuity payment is
                                 determined by multiplying the number of Annuity
                                 Units credited for each Investment Option you elect by the appropriate Annuity Unit value on each subsequent determination date, which is a uniformly applied date not more than 10 business days before the payment is due. The number of Annuity Units is determined by dividing the portion of the first payment allocated to an Investment Option by the Annuity Unit value for that Investment Option determined as of the same date that the Contract Value used to effect Annuity Payments was determined. The portion of the first payment allocated to an investment Option will be determined in the same proportion that the Investment Account Value of each Investment
                                 Option bears to the Contract Value used to effect the Variable Annuity, unless you elect a different allocation.

MORTALITY AND EXPENSE            We guarantee that the dollar amount of each
GUARANTEE                        Variable Annuity payment will not be affected
                                 by changes in mortality and expense experience.

ANNUITY UNIT VALUE               The value of an Annuity Unit for each
                                 Investment Option for any Valuation Period is
                                 determined as follows:


                                      12.1

                                 (a)  The net investment factor for the
                                      corresponding Sub-Account for the
                                      Valuation Period for which the Annuity
                                      Unit value is being calculated is
                                      multiplied by the value of the Annuity
                                      Unit for the preceding Valuation Period;
                                      and

                                 (b) The result is adjusted to compensate for the interest rate used to determine the first Variable Annuity payment.

                                 The dollar value of Annuity Units may increase, decrease or remain the same from one Valuation
                                 Period to the next.

FIXED ANNUITY PAYMENTS           We will determine the amount of each Fixed
                                 Annuity payment by applying the portion of the
                                 Contract Value used to effect a Fixed Annuity
                                 measured as of a date not more than 10 business
                                 days prior to the Annuity Commencement Date
                                 (minus any applicable premium taxes) to the
                                 Annuity Option elected based on the mortality
                                 table and interest rate shown on the
                                 Specifications Page. The Fixed Annuity payment
                                 will not be less than that available by
                                 applying the Contract Value to purchase a
                                 single premium immediate annuity then offered
                                 to the same class of annuitants by us or a
                                 company affiliated with us.

                                 We guarantee the dollar amount of Fixed Annuity payments.


                                      12.2

PART 13                          ANNUITY OPTIONS
-------                          ---------------

DESCRIPTION OF ANNUITY OPTIONS   Option 1:Life Annuity

                                 Life 5-Year Certain. We will make Annuity
                                 Payments for 5 years and after that during the lifetime of the Annuitant. No payments are due after the death of the Annuitant or, if later, the end of the 5-year period.

                                 Option 2: Joint Life Annuity

                                 Joint Life 5-Year Certain. We will make Annuity
                                 Payments for 5 years and after that during the joint lifetime of the Annuitant and co
                                 Annuitant. No payments are due after the death of both the Annuitant and co-Annuitant or, if later, the end of the 5-year period.

                                 Option 3: Fixed Life Annuity

                                 Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant.
                                 After the death of the Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option. This option is available on or after the later of the Annuitant's 90th birthday or the tenth
                                 Contract Anniversary.

                                 The annual amount of the annuity payments will equal the greater of

                                      (a)  the Lifetime Income Amount, or

                                      (b)  the annual amount determined by
                                           applying the Contract Value to a Cash
                                           Refund Annuity Option based on the
                                           Mortality Table and Fixed Annuity
                                           Payment Interest Rate listed in the
                                           Specifications.

                                 Option 4: Fixed Joint Life Annuity

                                 Joint Life Annuity with Cash Refund: We will make payments during the lifetime of the Annuitant and co-Annuitant. After the death of both the Annuitant and co-Annuitant, we will pay the Beneficiary a lump sum amount equal to the excess, if any, of the Contract Value at the election of this option over the sum of the annuity payments made under this option. This option is available only if the co-Annuitant has been the co-Annuitant since the first withdrawal on or after the Lifetime Income
                                 Date. This option may be elected on or after the earlier of the Annuitant's or co-Annuitant's 90th birthday or the tenth
                                 Contract Anniversary, if later.

                                 The annual amount of the annuity payments will equal the greater of

                                      (c)  the Lifetime Income Amount, or

                                      (d)  the annual amount determined by
                                           applying the Contract Value to a
                                           joint life Cash Refund Annuity Option
                                           based on the Mortality Table and
                                           Fixed Annuity Payment Interest Rate
                                           listed in the Specifications.

ALTERNATE ANNUITY OPTIONS        Instead of settlement in accordance with the
                                 Annuity Options described above, you may choose
                                 an alternate form of settlement acceptable to
                                 us. Once Annuity Payments commence, the form of
                                 settlement may not be changed.


                                      13.1

THE JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
A STOCK COMPANY                                          (JOHN HANCOCK (R) LOGO)